Exhibit 99

Target Receivables Corporation: Selected Data (Reported and Revised)

	2002
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Reported Net Charge-Off Rate (1)	6.27%	5.41%	5.17%	6.48%	6.58%	5.59%	7.90%	8.09%	6.51%	8.94%	9.58%	7.20%
Revised Net Charge-Off Rate (2)	5.85%	5.05%	6.03%	6.04%	6.14%	6.52%	7.37%	7.55%	7.60%	8.34%	8.94%	8.40%
Reported Net Charge-Off Rate 3-Month Avg	7.07%	5.91%	5.62%	5.69%	6.08%	6.22%	6.69%	7.19%	7.50%	7.85%	8.34%	8.57%
Revised Net Charge-Off Rate 3-Month Avg	7.06%	5.99%	5.64%	5.71%	6.07%	6.24%	6.68%	7.15%	7.51%	7.83%	8.29%	8.56%
Reported Portfolio Yield (3)	20.86%	23.36%	23.18%	20.53%	19.09%	20.27%	18.37%	17.22%	19.62%	17.27%	16.41%	17.92%
Revised Portfolio Yield (4)	21.27%	23.72%	22.32%	20.96%	19.53%	19.34%	18.89%	17.76%	18.54%	17.87%	17.05%	16.72%
Reported Portfolio Yield 3-Month Avg	22.00%	22.26%	22.47%	22.36%	20.93%	19.96%	19.24%	18.62%	18.40%	18.04%	17.77%	17.20%
Revised Portfolio Yield 3-Month Avg	21.99%	22.18%	22.44%	22.34%	20.94%	19.94%	19.26%	18.66%	18.40%	18.05%	17.82%	17.21%
	2001
	Jan (5)	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Reported Net Charge-Off Rate (1)	4.83%	6.31%	5.50%	7.37%	6.21%	5.75%	6.83%	7.93%	6.42%	8.62%	8.87%	6.06%
Revised Net Charge-Off Rate (2)	5.64%	5.89%	6.42%	6.88%	5.80%	6.71%	6.38%	7.40%	7.49%	8.05%	8.28%	7.07%
Reported Net Charge-Off Rate 3-Month Avg	6.19%	5.81%	5.55%	6.39%	6.36%	6.44%	6.26%	6.84%	7.06%	7.66%	7.97%	7.85%
Revised Net Charge-Off Rate 3-Month Avg	6.64%	6.29%	5.98%	6.40%	6.37%	6.46%	6.30%	6.83%	7.09%	7.65%	7.94%	7.80%
Reported Portfolio Yield (3)	22.96%	24.96%	24.75%	21.31%	21.26%	22.23%	22.95%	20.45%	23.11%	21.84%	22.58%	22.55%
Revised Portfolio Yield (4)	22.16%	25.38%	23.83%	21.80%	21.67%	21.27%	23.41%	20.98%	22.04%	22.42%	23.17%	21.54%
Reported Portfolio Yield 3-Month Avg	21.34%	22.60%	24.22%	23.67%	22.44%	21.60%	22.15%	21.88%	22.17%	21.80%	22.51%	22.32%
Revised Portfolio Yield 3-Month Avg	20.88%	22.12%	23.79%	23.67%	22.44%	21.58%	22.12%	21.89%	22.14%	21.81%	22.54%	22.37%

(1) = ((Net Charge-Off) / (Principal A/R Beginning of Month)) * ((360) / (Days in Fiscal Month))

(2) = ((Net Charge-Off) / (Principal A/R Beginning of Month)) * 12

(3) = (Reported Trust Portfolio Yield) - (Reported Net Charge-Off Rate)

(4) = (Reported Trust Portfolio Yield) - (Revised Net Charge-Off Rate)

(5) January 2001 included five weeks in the fiscal month impacting the 3-month averages for January, February, and March.

Note: 3-Month Avg is calculated using a simple average.